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                                  EXHIBIT 99.3

                       FORM OF OPTION ASSUMPTION AGREEMENT





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                                                                    EXHIBIT 99.3



                               CISCO SYSTEMS, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                       INTERNET ENGINEERING GROUP, L.L.C.
                     1999 EQUITY OPTION/EQUITY ISSUANCE PLAN

OPTIONEE:  __________,

     STOCK OPTION ASSUMPTION AGREEMENT effective as of the 17th day of December, 1999 by Cisco Systems, Inc., a California corporation ("Cisco").

     WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Internet Engineering Group, L.L.C., a Michigan limited liability company ("Internet Engineering Group, L.L.C."), which were granted to Optionee under the Internet Engineering Group, L.L.C. 1999 Equity Option/Equity Issuance Plan (the "Plan") and are each evidenced by a Notice of Grant of Equity Option and a Equity Option Award Agreement (collectively, the "Option Agreement").

     WHEREAS, Internet Engineering Group, L.L.C. has been acquired by Cisco through the merger of Internet Engineering Group, L.L.C. with and into Cisco (the "Acquisition") pursuant to the Agreement and Plan of Reorganization, by and between Cisco and Internet Engineering Group, L.L.C. (the "Acquisition Agreement").

     WHEREAS, the provisions of the Acquisition Agreement require Cisco to assume all obligations of Internet Engineering Group, L.L.C. under all outstanding options under the Plan at the consummation of the Acquisition and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

     WHEREAS, pursuant to the provisions of the Acquisition Agreement, the exchange ratio (the "Exchange Ratio") in effect for the options assumed in the Acquisition is 0.2097 of a share of Cisco common stock ("Cisco Stock") for each Class A Unit subject to outstanding option of Internet Engineering Group, L.L.C. ("Internet Engineering Group, L.L.C. Units").

     WHEREAS, this Agreement became effective immediately upon the consummation of the Acquisition (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options which have become necessary by reason of the assumption of those options by Cisco in connection with the Acquisition.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. The number of units of Internet Engineering Group, L.L.C. Units subject to the options held by Optionee immediately prior to the Effective Time (the "Internet Engineering Group, L.L.C. Options") and the exercise price payable per share are set forth below. Cisco hereby assumes, as of the Effective Time, all the duties and obligations of Internet Engineering Group, L.L.C. under each of the Internet Engineering Group, L.L.C. Options. In


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connection with such assumption, the number of shares of Cisco Stock purchasable under each Internet Engineering Group, L.L.C. Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Cisco Stock subject to each Internet Engineering Group, L.L.C. Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of Cisco Stock under the assumed Internet Engineering Group, L.L.C. Option shall also be as indicated for that option below.

----------------------------------------------------------------------------------------------
INTERNET ENGINEERING GROUP, L.L.C.                               CISCO ASSUMED OPTIONS
         STOCK OPTIONS
----------------------------------------------------------------------------------------------
# of Shares of Internet                                 # of Shares
  Engineering Group, L.L.C.       Exercise Price          of Cisco          Adjusted Exercise
       Common Stock                  per Share          Common Stock         Price per Share
----------------------------------------------------------------------------------------------

     2. The intent of the foregoing adjustments to each assumed Internet Engineering Group, L.L.C. Option is to assure that the spread between the aggregate fair market value of the shares of Cisco Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Aquisition, be not less than the spread which existed, immediately prior to the Acquisition, between the then aggregate fair market value of the Internet Engineering Group, L.L.C. Units subject to the Internet Engineering Group, L.L.C. Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Aquisition, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Internet Engineering Group, L.L.C. Option immediately prior to the Aquisition.

     3. The following provisions shall govern each Internet Engineering Group, L.L.C. Option hereby assumed by Cisco:

          (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plan (i) to the "Company" shall mean Cisco,
     (ii) to "Units," "Class A Units" "Common Stock", "Stock" or "Share" shall mean shares of Cisco Stock, (iii) to the "Board" shall mean the Board of Directors of Cisco and (iv) to the "Committee" shall mean the Compensation Committee of the Cisco Board of Directors and (v) to the "Administrator" shall mean the Cisco Board of Directors or the Cisco Compensation Committee, as appropriate.

          (b) The award date and the expiration date of each assumed Internet Engineering Group, L.L.C. Option and all other provisions which govern either the exercise or the termination of the assumed Internet Engineering Group, L.L.C. Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall


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     accordingly govern and control Optionee's rights under this Agreement to purchase Cisco Stock.

          (c) Pursuant to your Option Agreement, none of your options assumed by Cisco in connection with the transaction will vest and become exercisable on an accelerated basis upon the consummation of the Aquisition. Each Internet Engineering Group, L.L.C. Option shall be assumed by Cisco as of the Effective Time. Each such assumed Internet Engineering Group, L.L.C. Option shall thereafter continue to vest for any remaining unvested shares of Cisco Stock subject to that option in accordance with the same installment vesting schedule and service requirements in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

          (d) For purposes of applying any and all provisions of the Option Agreement and/or the Plan relating to Optionee's status as an employee or a consultant of Internet Engineering Group, L.L.C., Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Cisco or any present or future Cisco subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Internet Engineering Group, L.L.C. Options upon Optionee's cessation of service as an employee or a consultant of Internet Engineering Group, L.L.C. shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Cisco and its subsidiaries, and each assumed Internet Engineering Group, L.L.C. Option shall accordingly terminate three
     (3) months following such cessation of service as an employee or a consultant of Cisco and its subsidiaries.

          (e) The adjusted exercise price payable for the Cisco Stock subject to each assumed Internet Engineering Group, L.L.C. Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Cisco Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Internet Engineering Group, L.L.C. Units prior to the Aquisition shall be taken into account.

          (f) In order to exercise each assumed Internet Engineering Group, L.L.C. Option, Optionee must deliver to Cisco a written notice of exercise in which the number of shares of Cisco Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Cisco Stock and should be delivered to Cisco at the following address:


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                         Cisco Systems, Inc.
                         170 West Tasman Drive
                         MS 11-3
                         San Jose, CA 95134
                         Attention:  Stock Administration

     4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Acquisition shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.


     IN WITNESS WHEREOF, Cisco Systems, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 17th day of December, 1999.



                                       CISCO SYSTEMS, INC.

                                   By: /s/ LARRY R. CARTER
                                       --------------------
                                       Larry R. Carter
                                       Corporate Secretary



                                 ACKNOWLEDGMENT

     The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Internet Engineering Group, L.L.C. Options hereby assumed by Cisco are as set forth in the Option Agreement, the Plan, as applicable, and such Stock Option Assumption Agreement.


                                         _______________________________________

                                         _______________, OPTIONEE



DATED:  __________________, _____

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